WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2025
Financial Highlights
•Revenue Reacceleration across Recorded Music and Music Publishing Supports Double-Digit Adjusted OIBDA Growth and Margin Expansion
•Recorded Music Streaming Performance Underpinned by Strong Market Share Gains in the U.S. and Chart Success across Geographies and Genres
•Recently Announced Restructuring Plan and Catalog Acquisition Joint Venture Expected to Provide Additional Capital for Reinvestment
For the three months ended June 30, 2025
•Total revenue increased 9%, or 7% in constant currency
•Net loss was $16 million compared to net income of $141 million in the prior-year quarter
•Operating income decreased 18% to $169 million versus $207 million in the prior-year quarter
•Adjusted OIBDA increased 18% to $373 million versus $316 million in the prior-year quarter, or 16% in constant currency
•Cash provided by operating activities decreased to $46 million versus $188 million in the prior-year quarter

NEW YORK, New York, August 7, 2025—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2025.

“This quarter we delivered massive chart hits, breakthrough stars, strong revenue growth, and market share gains…all of which show our strategy is working,” said Robert Kyncl, CEO, Warner Music Group. “As we continue to evolve our company, we're focusing on the artists, songwriters, and markets with the greatest potential, while expanding our iconic catalog, and building the dynamic teams and tools that will help our talent have the biggest global impact."

“Our strong performance this quarter reflects our commitment to investing in great music, driving greater efficiency, and creating long-term value for our artists, songwriters, and shareholders,” said Armin Zerza, CFO, Warner Music Group. “We’re focused on accelerating growth in our core business, expanding margins, and deploying capital in ways that strengthen our creative and financial impact.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,689	$1,554	9%	$4,839	$4,796	1%
Recorded Music revenue	1,354	1,251	8%	3,874	3,885	—%
Music Publishing revenue	336	305	10%	969	915	6%
Operating income	169	207	-18%	551	680	-19%
Adjusted OIBDA(1)	373	316	18%	1,039	1,079	-4%
Net (loss) income	(16)	141	—%	261	430	-39%
Net cash provided by operating activities	46	188	-76%	447	450	-1%
Free Cash Flow	7	160	-96%	336	367	-8%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Revenue was up 8.7% (or 7.0% in constant currency). Digital revenue increased 5.3% (or 4.1% in constant currency), driven by an increase in streaming revenue of 4.0% (or 2.9% in constant currency). Recorded Music revenue includes $16 million of digital revenue from the settlement of certain related copyright infringement cases (the “Copyright Settlement”), and the prior-year quarter included $22 million of incremental Recorded Music streaming revenue from a digital service provider (“DSP”) for performance obligations satisfied in previous reporting periods (the “DSP True-Up Payments”). Consistent with the prior quarters, Recorded Music revenue growth was unfavorably impacted by the termination of the distribution agreement with BMG (the “BMG Termination”), which resulted in $14 million less Recorded Music revenue compared to the prior-year quarter. Excluding these items, total revenue increased 10.2% (or 8.5% in constant currency), and digital revenue increased 6.4% (or 5.2% in constant currency), driven by an increase in streaming revenue of 6.6% (or 5.5% in constant currency). Recorded Music streaming revenue increased 3.7% (or 2.6% in constant currency). Music Publishing streaming revenue increased 5.2% (or 4.1% in constant currency). The increase in total revenue was also driven by higher Recorded Music artist services and expanded-rights and licensing revenue, and growth across Music Publishing performance, synchronization and mechanical revenue, partially offset by lower Recorded Music physical revenue.

Operating income decreased 18.4% (or 19.9% in constant currency) to $169 million from $207 million primarily due to the factors affecting Adjusted OIBDA discussed below, as well as an increase in restructuring and impairment charges of $68 million compared to the prior-year quarter, an increase in amortization expenses of $12 million, higher non-cash stock-based compensation and other related costs of $5 million in the quarter due to the departure of our former Chief Financial Officer in the current year, executive transition costs of $4 million consisting of severance costs associated with the departure of our former CFO, and the impact of a $1 million net gain on divestitures in the prior-year quarter related to a divestiture of certain non-core owned and operated media properties.

Adjusted OIBDA increased 18.0% (or 15.8% in constant currency) to $373 million from $316 million and Adjusted OIBDA margin increased 1.8 percentage points to 22.1% from 20.3% in the prior-year quarter (or 1.7 percentage points to 22.1% from 20.4% in constant currency). The increases include the $9 million impact of the Copyright Settlement in Recorded Music in the quarter and the $12 million impact of the DSP True-Up Payments in the prior-year quarter. Excluding these items, Adjusted OIBDA increased 19.7% (or 17.4% in constant currency) and Adjusted OIBDA margin increased 1.8 percentage points to 21.8% from 20.0% (or 1.7 percentage points from 20.1% in constant currency). The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by revenue mix, the impact of acquisitions, and cost savings from the 2024 Strategic Restructuring Plan, partially offset by the reinvestment of these savings in the Company’s business, including $7 million of incremental investment in technology.

Net loss was $16 million compared to net income of $141 million in the prior-year quarter. The net loss was due to the factors described above, as well as the impact of exchange rates on the Company’s Euro-denominated debt resulting in a $70 million loss in the quarter compared to a $7 million gain in the prior-year quarter, and realized and unrealized losses on hedging activity of $8 million in the quarter compared to a gain of $1 million in the prior-year quarter. The net loss was partially offset by a $25 million decrease in income tax expense, primarily due to a pre-tax loss in the quarter.

Basic and Diluted earnings per share were $(0.03) for both the Class A and Class B shareholders due to the net loss attributable to the Company in the quarter of $16 million.

As of June 30, 2025, the Company reported a cash balance of $527 million, total debt of $4.363 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.836 billion. Total debt includes $302 million of subsidiary debt acquired in our acquisition of Tempo Music Holdings, LLC (“Tempo”). The debt is secured only by certain music rights owned by Tempo and is nonrecourse to the Company and its subsidiaries, other than Tempo.

Cash provided by operating activities decreased 76% to $46 million in the quarter compared to $188 million in the prior-year quarter. The decrease was largely a result of higher A&R spend and other movements in working capital. Free Cash Flow, as defined below, decreased to $7 million from $160 million in the prior-year quarter, primarily due to the factors affecting cash provided by operating activities described above and due to an increase in capital expenditures of 39% to $39 million from $28 million in the prior-year quarter, driven by investments in technology.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,354	$1,251	8%	$3,874	$3,885	—%
Operating income	201	230	-13%	642	739	-13%
Adjusted OIBDA(1)	321	281	14%	914	965	-5%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2024	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	For the Nine Months Ended June 30, 2024
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$929	$882	$892	$2,643	$2,638	$2,618
Physical	119	120	124	397	385	387
Total Digital and Physical	1,048	1,002	1,016	3,040	3,023	3,005
Artist services and expanded-rights	195	159	163	508	489	489
Licensing	111	90	93	326	373	374
Total Recorded Music	$1,354	$1,251	$1,272	$3,874	$3,885	$3,868

Recorded Music revenue was up 8.2% (or 6.4% in constant currency) driven by increases across digital, artist services and expanded-rights and licensing revenue, partially offset by a decrease in physical revenue. Digital revenue was up 5.3% (or 4.1% in constant currency) and streaming revenue was up 3.7% (or 2.6% in constant currency). The quarter includes $16 million of digital revenue from the Copyright Settlement, while the prior-year quarter includes $22 million of incremental Recorded Music streaming revenue from the DSP True-Up Payments. Recorded Music revenue growth was unfavorably impacted by the BMG Termination, which resulted in $14 million less revenue compared to the prior-year quarter ($10 million in physical and $4 million in streaming). Adjusted for these items, total revenue was up 10.1% (or 8.3% in constant currency) and digital revenue was up 6.7% (or 5.4% in constant currency). Streaming revenue reflects growth in subscription revenue of 5.3% (or 4.2% in constant currency), partially offset by a decline in ad-supported revenue of 0.9% (or 1.8% in constant currency). Excluding the $4 million impact of the BMG Termination in the quarter and the $22 million impact of the DSP True-Up Payments in the prior-year quarter, streaming revenue increased 6.9% (or 5.8% in constant currency) and subscription revenue grew 9.8% (or 8.5% in constant currency). The increase in subscription revenue reflects positive market share trends and chart performance, while the decrease in ad-supported revenue was driven by a soft overall ad environment. Licensing revenue increased 23.3% (or 19.4% in constant currency), driven by licensing deals primarily in the U.K. and China, and timing of other copyright infringement settlements. Artist services and expanded-rights revenue increased 22.6% (or 19.6% in constant currency) due to higher concert promotion revenue, primarily in France and Spain. Physical revenue decreased 0.8% (or 4.0% in constant currency) as growth from strong releases in Korea and Japan was offset by the $10 million impact of the BMG Termination. Excluding the BMG Termination, physical revenue grew 8.2% (or 4.4% in constant currency).Top sellers in the quarter included BAEKHYUN, ROSÉ, Bruno Mars, Grateful Dead and Teddy Swims.

Recorded Music operating income decreased 12.6% (or 14.5% in constant currency) to $201 million from $230 million in the prior-year quarter, and operating margin was down 3.6 percentage points to 14.8% versus 18.4% in the prior-year quarter. The decrease in operating income was due to the factors affecting Adjusted OIBDA discussed below, as well as an increase in restructuring and impairment charges of $67 million compared to the prior-year quarter, which includes impairment losses related to long-lived assets associated with certain of the Company’s non-core e-tailer operations, and higher amortization expenses of $3 million in the quarter attributable to acquisitions of music-related assets, partially offset by lower non-cash stock-based compensation and other related expenses of $2 million in the quarter.

Adjusted OIBDA increased 14.2% (or 12.2% in constant currency) to $321 million from $281 million and Adjusted OIBDA margin increased 1.2 percentage points to 23.7% from 22.5% in the prior-year quarter (the same in constant currency). The increases include the $9 million impact of the Copyright Settlement in the quarter and the $12 million of DSP True-Up Payments in the prior-year quarter. Excluding these items, Adjusted OIBDA increased 16.0% (or 13.9% in constant currency) and Adjusted OIBDA margin increased 1.2 percentage points to 23.3% from 22.1% (or 1.1 percentage points from 22.2% in constant currency). The increases in constant currency Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by savings from the 2024 Strategic Restructuring Plan, of which a portion has been reinvested in the Company’s business, partially offset by revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$336	$305	10%	$969	$915	6%
Operating income	60	53	13%	167	185	-10%
Adjusted OIBDA(1)	96	79	22%	264	247	7%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding this measure.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2024	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	For the Nine Months Ended June 30, 2024
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$58	$52	$53	$167	$155	$153
Digital	204	194	195	599	577	575
Mechanical	16	13	14	46	43	43
Synchronization	54	42	42	142	129	129
Other	4	4	3	15	11	10
Total Music Publishing	$336	$305	$307	$969	$915	$910
Music Publishing revenue increased 10.2% (or 9.4% in constant currency). The increase was driven by growth across digital, performance, synchronization and mechanical revenue. Digital revenue increased 5.2% (or 4.6% in constant currency) and streaming revenue increased 5.2% (or 4.1% in constant currency), driven by the impact of digital deal renewals, primarily in the U.S. Performance revenue increased 11.5% (or 9.4% in constant currency) attributable to growth from concerts, radio and live events primarily in Europe. Synchronization revenue increased 28.6% (the same in constant currency) due to the timing of other copyright infringement settlements, higher television and commercial licensing activity, and the $3 million impact of the Company’s acquisition of Tempo. Mechanical revenue increased 23.1% (or 14.3% in constant currency).

Music Publishing operating income increased 13.2% (the same in constant currency) to $60 million from $53 million in the prior-year quarter and operating margin increased 0.5 percentage points to 17.9% from 17.4% in the prior-year quarter. The increase in operating income was driven by the same factors affecting Adjusted OIBDA discussed below, partially offset by an increase in amortization expense of $9 million in the quarter related to the impact of acquisitions.

Music Publishing Adjusted OIBDA increased 21.5% (or 20.0% in constant currency) to $96 million from $79 million in the prior-year quarter. Adjusted OIBDA margin increased 2.7 percentage points to 28.6% from 25.9% in the prior-year quarter (or 2.5 percentage points to 28.6% from 26.1% in constant currency). The increases in Adjusted OIBDA and Adjusted OIBDA margin were primarily driven by revenue mix and the impact of acquisitions.

Recent Announcements
In addition, the Company also announced today that its Board of Directors declared a regular quarterly cash dividend of $0.19 per share on the Company’s Class A Common Stock and Class B Common Stock. The dividend is payable on September 3, 2025, to stockholders of record as of the close of business on August 20, 2025.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended June 30, 2025, which will be filed this morning with the Securities and Exchange Commission.

This morning management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as TenThousand Projects, 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Revenue	$1,689	$1,554	9%
Cost and expenses:
Cost of revenue	(913)	(830)	10%
Selling, general and administrative expenses	(471)	(462)	2%
Restructuring and impairments	(69)	(1)	—%
Amortization expense	(67)	(55)	22%
Total costs and expenses	$(1,520)	$(1,348)	13%
Net gain on divestiture	—	1	-100%
Operating income	$169	$207	-18%
Interest expense, net	(43)	(40)	8%
Other (expense) income, net	(137)	4	—%
(Loss) income before income taxes	$(11)	$171	—%
Income tax expense	(5)	(30)	-83%
Net (loss) income	$(16)	$141	—%
Less: Income attributable to noncontrolling interest	—	(2)	-100%
Net (loss) income attributable to Warner Music Group Corp.	$(16)	$139	—%

Net (loss) income per share attributable to common stockholders:
Class A – Basic and Diluted	$(0.03)	$0.27

Class B – Basic and Diluted	$(0.03)	$0.27

	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Revenue	$4,839	$4,796	1%
Cost and expenses:
Cost of revenue	(2,598)	(2,501)	4%
Selling, general and administrative expenses	(1,395)	(1,384)	1%
Restructuring and impairments	(109)	(96)	14%
Amortization expense	(186)	(167)	11%
Total costs and expenses	$(4,288)	$(4,148)	3%
Net gain on divestiture	—	32	-100%
Operating income	$551	$680	-19%
Loss on extinguishment of debt	—	—	—%
Interest expense, net	(119)	(121)	-2%
Other expense, net	(48)	(9)	—%
Income before income taxes	$384	$550	(30)%
Income tax expense	(123)	(120)	3%
Net income	$261	$430	-39%
Less: Income attributable to noncontrolling interest	(5)	(36)	-86%
Net income attributable to Warner Music Group Corp.	$256	$394	(35)%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.49	$0.75
Class B – Basic and Diluted	$0.49	$0.75

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at June 30, 2025 versus September 30, 2024
(dollars in millions)

	June 30, 2025	September 30, 2024	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$527	$694	-24%
Accounts receivable, net	1,305	1,255	4%
Inventories	101	99	2%
Royalty advances expected to be recouped within one year	579	470	23%
Prepaid and other current assets	166	125	33%
Total current assets	$2,678	$2,643	1%
Royalty advances expected to be recouped after one year	1,075	874	23%
Property, plant and equipment, net	472	481	-2%
Operating lease right-of-use assets, net	216	225	-4%
Goodwill	2,064	2,021	2%
Intangible assets subject to amortization, net	2,764	2,359	17%
Intangible assets not subject to amortization	154	152	1%
Deferred tax assets, net	46	52	-12%
Other assets	308	348	-11%
Total assets	$9,777	$9,155	7%
Liabilities and Equity
Current liabilities:
Accounts payable	$241	$289	-17%
Accrued royalties	2,828	2,549	11%
Accrued liabilities	533	641	-17%
Accrued interest	39	17	—%
Operating lease liabilities, current	43	45	-4%
Deferred revenue	278	246	13%
Other current liabilities	88	110	-20%
Total current liabilities	$4,050	$3,897	4%
Acquisition Corp. long-term debt	4,061	4,014	1%
Asset-based long-term debt	302	—	—%
Operating lease liabilities, noncurrent	212	228	-7%
Deferred tax liabilities, net	204	195	5%
Other noncurrent liabilities	136	146	-7%
Total liabilities	$8,965	$8,480	6%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	2,102	2,077	1%
Accumulated deficit	(1,340)	(1,313)	2%
Accumulated other comprehensive loss, net	(174)	(247)	-30%
Total Warner Music Group Corp. equity	$589	$518	14%
Noncontrolling interest	223	157	42%
Total equity	812	675	20%
Total liabilities and equity	$9,777	$9,155	7%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024
	(unaudited)	(unaudited)
Net cash provided by operating activities	$46	$188
Net cash used in investing activities	(71)	(76)
Net cash used in financing activities	(96)	(90)
Effect of foreign currency exchange rates on cash and equivalents	11	(2)
Net (decrease) increase in cash and equivalents	$(110)	$20

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Recorded Music
Subscription	$674	$640	5%
Ad-Supported	221	223	-1%
Streaming	$895	$863	4%
Downloads and Other Digital	34	19	79%
Total Recorded Music Digital Revenue	$929	$882	5%

Music Publishing
Streaming	$202	$192	5%
Downloads and Other Digital	2	2	—%
Total Music Publishing Digital Revenue	$204	$194	5%

Consolidated
Streaming	$1,097	$1,055	4%
Downloads and Other Digital	36	21	71%
Intersegment Eliminations	(1)	(1)	—%
Total Digital Revenue	$1,132	$1,075	5%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measure:

Adjusted OIBDA
We evaluate our operating performance based on several factors, including our primary financial measure of operating income (loss) before non-cash depreciation of tangible assets and non-cash amortization of intangible assets adjusted to exclude the impact of non-cash stock-based compensation and other related expenses and certain items that affect comparability including but not limited to gains or losses on divestitures and expenses related to restructuring and transformation initiatives (“Adjusted OIBDA”). We consider Adjusted OIBDA to be an important indicator of the operational strengths and performance of our businesses. However, a limitation of the use of Adjusted OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Accordingly, Adjusted OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) attributable to Warner Music Group Corp. and other measures of financial performance reported in accordance with United States generally accepted accounting principles (“U.S. GAAP”). In addition, our definition of Adjusted OIBDA may differ from similarly titled measures used by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted OIBDA, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Net (loss) income attributable to Warner Music Group Corp.	$(16)	$139	—%
Income attributable to noncontrolling interest	—	2	-100%
Net (loss) income	$(16)	$141	—%
Income tax expense	5	30	-83%
Income including income taxes	$(11)	$171	—%
Other expense (income), net	137	(4)	—%
Interest expense, net	43	40	8%
Operating income	$169	$207	-18%
Amortization expense	67	55	22%
Depreciation expense	29	25	16%
Restructuring and impairments	69	1	—%
Transformation initiative costs	19	18	6%
Net gain on divestitures	—	(1)	-100%
Executive transition costs	4	—	—%
Non-cash stock-based compensation and other related costs	16	11	45%
Adjusted OIBDA	$373	$316	18%

Operating income margin	10.0%	13.3%
Adjusted OIBDA margin	22.1%	20.3%

	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$256	$394	-35%
Income attributable to noncontrolling interest	5	36	-86%
Net income	$261	$430	-39%
Income tax expense	123	120	3%
Income including income taxes	$384	$550	-30%
Other expense, net	48	9	—%
Interest expense, net	119	121	-2%
Operating income	$551	$680	-19%
Amortization expense	186	167	11%
Depreciation expense	86	77	12%
Restructuring and impairments	109	96	14%
Transformation initiatives and other related costs	54	56	-4%
Executive transition costs	4	—	—%
Net gain on divestitures	—	(32)	-100%
Non-cash stock-based compensation and other related costs	49	35	40%
Adjusted OIBDA	$1,039	$1,079	-4%

Operating income margin	11.4%	14.2%
Adjusted OIBDA margin	21.5%	22.5%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to Adjusted OIBDA, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$169	$207	-18%
Depreciation and amortization expense	96	80	20%
Restructuring and impairments	69	1	—%
Transformation initiative costs	19	18	6%
Net gain on divestitures	—	(1)	-100%
Executive transition costs	4	—	—%
Non-cash stock-based compensation and other related costs	16	11	45%
Total WMG Adjusted OIBDA	$373	$316	18%
Total WMG Adjusted OIBDA margin	22.1%	20.3%

Recorded Music operating income – GAAP	$201	$230	-13%
Depreciation and amortization expense	47	43	9%
Restructuring and impairments	69	—	—%
Non-cash stock-based compensation and other related costs	$4	$6	-33%
Recorded Music Adjusted OIBDA	$321	$281	14%
Recorded Music Adjusted OIBDA margin	23.7%	22.5%

Music Publishing operating income – GAAP	$60	$53	13%
Depreciation and amortization expense	35	25	40%
Net gain on divestitures	—	—	-100%
Non-cash stock-based compensation and other related costs	1	1	—%
Music Publishing Adjusted OIBDA	$96	$79	22%
Music Publishing Adjusted OIBDA margin	28.6%	25.9%

	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$551	$680	-19%
Depreciation and amortization expense	272	244	11%
Restructuring and impairments	109	96	14%
Transformation initiatives and other related costs	54	56	-4%
Executive transition costs	4	—	—%
Net gain on divestitures	—	(32)	-100%
Non-cash stock-based compensation and other related costs	49	35	40%
Total WMG Adjusted OIBDA	$1,039	$1,079	-4%
Total WMG Adjusted OIBDA margin	21.5%	22.5%

Recorded Music operating income – GAAP	$642	$739	-13%
Depreciation and amortization expense	138	135	2%
Restructuring and impairment	110	89	24%
Net gain on divestitures	—	(17)	-100%
Non-cash stock-based compensation and other related costs	24	19	26%
Recorded Music Adjusted OIBDA	$914	$965	-5%
Recorded Music Adjusted OIBDA margin	23.6%	24.8%

Music Publishing operating income – GAAP	$167	$185	-10%
Depreciation and amortization expense	93	73	27%

Net gain on divestitures	—	(14)	-100%
Non-cash stock-based compensation and other related costs	4	3	33%
Music Publishing Adjusted OIBDA	$264	$247	7%
Music Publishing Adjusted OIBDA margin	27.2%	27.0%

Constant Currency
As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue and Adjusted OIBDA on a constant-currency basis in addition to reported results helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares revenue and Adjusted OIBDA between periods as if exchange rates had remained constant period over period. We use revenue and Adjusted OIBDA on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency by calculating prior-year revenue and Adjusted OIBDA using current-year foreign currency exchange rates. Revenue and Adjusted OIBDA on a constant-currency basis should be considered in addition to, not as a substitute for, revenue and Adjusted OIBDA reported in accordance with U.S. GAAP. Revenue and Adjusted OIBDA on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 7. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended June 30, 2025 versus June 30, 2024 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2024	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$536	$517	$517	4%
Music Publishing	186	161	161	16%
International revenue
Recorded Music	$818	$734	$755	8%
Music Publishing	150	144	146	3%
Intersegment eliminations	(1)	(2)	(1)	—%
Total Revenue	$1,689	$1,554	$1,578	7%

Revenue by Segment:
Recorded Music
Digital	$929	$882	$892	4%
Physical	119	120	124	-4%
Total Digital and Physical	$1,048	$1,002	$1,016	3%
Artist services and expanded-rights	195	159	163	20%
Licensing	111	90	93	19%
Total Recorded Music	$1,354	$1,251	$1,272	6%
Music Publishing
Performance	$58	$52	$53	9%
Digital	204	194	195	5%
Mechanical	16	13	14	14%
Synchronization	54	42	42	29%
Other	4	4	3	33%
Total Music Publishing	$336	$305	$307	9%
Intersegment eliminations	(1)	(2)	(1)	—%
Total Revenue	$1,689	$1,554	$1,578	7%

	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024	For the Nine Months Ended June 30, 2024	% Change
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,565	$1,652	$1,652	(5)%
Music Publishing	520	503	503	3%
International revenue

Recorded Music	$2,309	$2,233	$2,216	4%
Music Publishing	449	412	407	10%
Intersegment eliminations	(4)	(4)	(4)	—%
Total Revenue	$4,839	$4,796	$4,774	1%

Revenue by Segment:
Recorded Music
Digital	$2,643	$2,638	$2,618	1%
Physical	397	385	387	3%
Total Digital and Physical	$3,040	$3,023	$3,005	1%
Artist services and expanded-rights	508	489	489	4%
Licensing	326	373	374	(13)%
Total Recorded Music	$3,874	$3,885	$3,868	—%
Music Publishing
Performance	$167	$155	$153	9%
Digital	599	577	575	4%
Mechanical	46	43	43	7%
Synchronization	142	129	129	10%
Other	15	11	10	50%
Total Music Publishing	$969	$915	$910	6%
Intersegment eliminations	(4)	(4)	(4)	—%
Total Revenue	$4,839	$4,796	$4,774	1%

Figure 8. Warner Music Group Corp. - Adjusted OIBDA by Segment, Three Months Ended June 30, 2025 versus June 30, 2024 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024	For the Three Months Ended June 30, 2024	Change %
	As reported	As reported	Constant	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total WMG Adjusted OIBDA	$373	$316	$322	15.8%
Adjusted OIBDA margin	22.1%	20.3%	20.4%

Recorded Music Adjusted OIBDA	$321	$281	$286	12.2%
Recorded Music Adjusted OIBDA margin	23.7%	22.5%	22.5%

Music Publishing Adjusted OIBDA	$96	$79	$80	20.0%
Music Publishing Adjusted OIBDA margin	28.6%	25.9%	26.1%

Figure 9. Warner Music Group Corp. - Notable Items, As Reported
(dollars in millions)	FY 2024			FY 2025
	Three Months Ended December 31, 2023	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended December 31, 2024	Three Months Ended March 31, 2025	Three Months Ended June 30, 2025
Revenue
Recorded Music
Streaming - Digital License Renewal	$30	$—	$—	$—	$—	$—
Streaming - BMG Termination (a)	16	4	4	—	—	—
Streaming - DSP True-up Payments	—	21	22	(7)	11	—
Download and Other Digital - BMG Termination (a)	—	1	—	—	—	—
Download and Other Digital - Copyright Settlement	—	—	—	—	—	16
Physical - BMG Termination (a)	16	14	10	—	—	—
Licensing - Licensing Extension	75	—	—	—	—	—

Adjusted OIBDA
Recorded Music
Digital License Renewal	$12	$—	$—	$—	$—	$—
BMG Termination (a)	1	—	—	—	—	—
DSP True-up Payments	—	11	12	(4)	7	—
Copyright Settlement	—	—	—	—	—	9
Licensing Extension	74	—	—	—	—	—
(a) The BMG Termination impact shown in FY 2024 represents the incremental revenue and Adjusted OIBDA compared to the current year.

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended June 30, 2025 versus June 30, 2024
(dollars in millions)

	For the Three Months Ended June 30, 2025	For the Three Months Ended June 30, 2024
	(unaudited)	(unaudited)
Net cash provided by operating activities	$46	$188
Less: Capital expenditures	39	28

Free Cash Flow	$7	$160

	For the Nine Months Ended June 30, 2025	For the Nine Months Ended June 30, 2024
	(unaudited)	(unaudited)
Net cash provided by operating activities	$447	$450
Less: Capital expenditures	111	83

Free Cash Flow	$336	$367

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Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com